Williams Multifamily Acquisition Venture, LLC
c/o Williams Realty Advisors, LLC
One Overton Park
3625 Cumberland Blvd.
Suite 400
Atlanta, Georgia 30339

January 18, 2013

By PDF/Email

OREC (Williams) Holdings, Inc. c/o Oxford Properties Group 320 Park Avenue, 17th Floor New York NY 10022 Attention: Neil Jacob Email: njacob@oxfordproperties.com	Williams Multifamily Acquisition GP, LLC c/o Williams Realty Advisors, LLC One Overton Park 3625 Cumberland Blvd. Suite 400 Atlanta, Georgia 30339 Facsimile No.: (770) 818-4101 Attn: John A. Williams
Oxford Properties Group c/o OPGI Management Limited Partnership Royal Bank Plaza, North Tower 200 Bay Street, Suite 900 Toronto, Ontario M5J 2J2 Attention: Gawain Smart E-mail: gsmart@oxfordproperties.com	Kilpatrick Townsend & Stockton LLP 1100 Peachtree Street Suite 2800 Atlanta, GA 30309 Facsimile No.: (404) 541-3402 Attn: David A. Stockton, Esq.
DLA Piper US LLP (US) 33 Arch Street Boston, Massachusetts 02110 Facsimile No.: (617) 406-6129 Attn: John L. Sullivan, Esq.
Re:     Williams Lake Cameron Option Exercise Notice
Ladies and Gentlemen:
Reference is also made to that certain Liquidation Agreement dated as of January 18, 2013 by and among Williams Multifamily Acquisition Fund, L.P., OREC (Williams) Holdings, Inc.,

Williams Multifamily Acquisition GP, LLC, Williams Multifamily Acquisition Venture, LLC, and Williams Realty Advisors, LLC (the “Liquidation Agreement”). Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Liquidation Agreement.
This letter constitutes the Williams Lake Cameron Option Exercise Notice from the Williams LP pursuant to Section 2.6 of the Liquidation Agreement.
1. The undersigned Williams LP irrevocably and unconditionally elects to cause the Williams Purchaser to acquire the Lake Cameron REIT Shares for the Lake Cameron Purchase Price on the Final Williams Option Closing Date. The Lake Cameron Purchase Price payable by the Williams Purchaser on the Final Williams Option Closing Date is $12,877,659.66.
2. The undersigned Williams LP irrevocably and unconditionally designates the entity shown below as the Williams Purchaser for purposes of the Liquidation Agreement.
Preferred Apartment Communities Operating Partnership, L.P.
3.      The undersigned Williams LP irrevocably and unconditionally designates January 23, 2013 as the Final Williams Option Closing Date.
The Williams Purchaser hereby covenants and agrees to acquire the Final Williams Option REIT for the Lake Cameron Purchase Price on the Final Williams Option Closing Date. The Williams Purchaser hereby further covenants and agrees to be bound by all applicable terms of the Liquidation Agreement, including without limitation all obligations relating to the calculation of, and the making of payments with respect to, the Net Price Adjustment for the Final Williams Option REIT.
This Williams Lake Cameron Option Exercise Notice is irrevocable and may only be amended or revoked by a written notice to the Escrow Agent executed by both Oxford and the Williams Partners.
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Thank you for your attention to this matter.

Sincerely,

WILLIAMS MULTIFAMILY ACQUISITION VENTURE, LLC
By:/s/ John A. Williams Name: John A. Williams Title: Chief Executive Officer of Williams Realty Advisors, its Manager

PREFERRED APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P.
By: Preferred Apartment Advisors, LLC, its Agent By:/s/ John A. Williams Name: John A. Williams Title: Chief Executive Officer